UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 Broadway, Suite 600
Oakland, CA 94612[1]
(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	XYZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 We have adopted a distributed work model and, therefore, have no formal headquarters. This address represents our “principal executive office,” which we are required to identify under Securities and Exchange Commission rules.

Item 2.02	Results of Operations and Financial Condition.

On February 26, 2026, Block, Inc. (the “Company”) issued a Shareholder Letter (the “Letter”) announcing its financial results for the fourth quarter and fiscal year ended December 31, 2025. In the Letter, the Company also announced that it would be holding a conference call and earnings webcast on February 26, 2026 at 2:00 p.m. Pacific Time to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2025. The Letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

The Company is making reference to non-GAAP financial information in both the Letter and the conference call. A reconciliation of these non-GAAP financial measures to their nearest GAAP equivalents is provided in the Letter.

The information furnished pursuant to Item 2.02 on this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 26, 2026, the Company announced a workforce reduction restructuring plan (the “Workforce Plan”) designed to better align our organizational structure with our operating model and strategic priorities.

As part of the Workforce Plan, we expect to reduce our current workforce by more than 40%. The Company currently estimates that we will incur charges of approximately $450 million to $500 million in connection with the Workforce Plan, consisting primarily of cash expenditures for notice period and severance payments, employee benefits, and related costs as well as non-cash expenses related to vesting of share-based awards. The Company expects that the majority of the restructuring charges will be incurred in the first quarter of fiscal 2026, and that the execution of the Workforce Plan will be substantially complete by the end of the second quarter of fiscal 2026. The Company’s estimates are subject to a number of assumptions, and the actual costs incurred may differ materially from those initial estimates.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as ““may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the Company’s financial guidance, the Company’s expected costs related to restructuring and related charges, including the timing of such charges, and the expected benefits from the restructuring plan and related actions. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the expected benefits of artificial intelligence tools to our employees, to our customers, to the pace of our innovation and to our overall business. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Shareholder Letter, dated February 26, 2026.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCK, INC.

Date: February 26, 2026	By:	/s/ Chrysty Esperanza
Chrysty Esperanza Chief Legal Officer and Corporate Secretary